Exhibit 99.01
Cadence Reports Fourth Quarter and Fiscal Year 2021 Financial Results
SAN JOSE, Calif. — February 22, 2022 — Cadence Design Systems, Inc. (Nasdaq: CDNS) today announced results for the fourth quarter and fiscal year 2021.

Cadence reported 2021 revenue of $2.988 billion, compared to revenue of $2.683 billion for 2020. On a GAAP basis, Cadence achieved operating margin of 26 percent and recognized net income of $696 million, or $2.50 per share on a diluted basis, in 2021, compared to operating margin of 24 percent and net income of $591 million, or $2.11 per share on a diluted basis, for 2020. Revenue for the fourth quarter of 2021 totaled $773 million, compared to revenue of $760 million for the same period in 2020. Cadence achieved operating margin of 25 percent and recognized net income of $177 million, or $0.63 per share on a diluted basis, in the fourth quarter of 2021, compared to operating margin of 24 percent and net income of $174 million, or $0.62 per share on a diluted basis, for the same period in 2020.

Using the non-GAAP measures defined below, operating margin for 2021 was 37 percent and net income was $918 million, or $3.29 per share on a diluted basis, compared to operating margin of 35 percent and net income of $782 million, or $2.80 per share on a diluted basis, for 2020. For the fourth quarter of 2021, operating margin was 36 percent and net income was $227 million, or $0.82 per share on a diluted basis, compared to operating margin of 37 percent and net income of $234 million, or $0.83 per share on a diluted basis, for the same period in 2020.

“Cadence delivered exceptional business results for 2021, driven by our highly innovative solutions and outstanding execution by the Cadence team,” said Anirudh Devgan, president and chief executive officer. “We accelerated our Intelligent System Design strategy, introducing over a dozen significant innovative products and making key strategic acquisitions. With generational industry trends continuing to drive robust design activity at both semiconductor and system companies, I excitedly look forward to Cadence driving further customer and shareholder success this year.”

“2021 was another year of continuous improvement at Cadence. Steady growth in our three year revenue growth CAGR continues to drive operating margin expansion, and the quality of those improvements in earnings are showing up in our operating cash, which hit $1.1 billion for the year,” said John Wall, senior vice president and chief financial officer. “I am pleased that we can build on 2021 with a strong outlook for 2022.”
CFO Commentary
Commentary on the fourth quarter and fiscal year 2021 financial results by John Wall, senior vice president and chief financial officer, is available at www.cadence.com/cadence/investor_relations.
Business Outlook
For the first quarter of 2022, the company expects total revenue in the range of $850 million to $870 million. First quarter GAAP operating margin is expected to be in the range of 30 percent to 31 percent and GAAP net income per diluted share is expected to be in the range of $0.70 to $0.74. Using the non-GAAP measures defined below, operating margin is expected to be in the range of 40 percent to 41 percent and net income per diluted share is expected to be in the range of $1.00 to $1.04.
For fiscal year 2022, the company expects total revenue in the range of $3.32 billion to $3.38 billion. On a GAAP basis, operating margin is expected to be in the range of 27.5 percent to 29 percent and GAAP net income per diluted share for 2022 is expected to be in the range of $2.46 to $2.56. Using the non-GAAP measures defined below, operating margin for 2022 is expected to be in the range of 37.5 percent to 39 percent and net income per diluted share for 2022 is expected to be in the range of $3.70 to $3.80.
The company utilizes a long-term projected non-GAAP tax rate, which reflects currently available information, as well as other factors and assumptions. The non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in the company’s geographic earnings mix, or other changes to the company’s strategy or business operations. The company expects to use this normalized non-GAAP tax rate through fiscal 2025 but will re-evaluate this rate periodically for significant items that may materially affect its projections.
A schedule showing reconciliations of the business outlook from GAAP operating margin, GAAP net income and GAAP diluted net income per share to non-GAAP operating margin, non-GAAP net income and non-GAAP diluted net income per share, respectively, is included in this release.
Audio Webcast Scheduled
Anirudh Devgan, president and chief executive officer, and John Wall, senior vice president and chief financial officer, will host the fourth quarter and fiscal year 2021 financial results audio webcast today, February 22, 2022, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting February 22, 2022 at 5 p.m. (Pacific) and ending March 18, 2022 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/cadence/investor_relations.
About Cadence
Cadence is a pivotal leader in electronic systems design, building upon more than 30 years of computational software expertise. The company applies its underlying Intelligent System Design strategy to deliver software, hardware and IP that turn design concepts into reality. Cadence customers are the world’s most innovative companies, delivering extraordinary products from chips to boards to complete systems for the most dynamic market applications, including hyperscale computing, 5G communications, automotive, mobile, aerospace, consumer, industrial and healthcare. For seven years in a row, Fortune magazine has named Cadence one of the 100 Best Companies to Work For. Learn more at www.cadence.com.

© 2022 Cadence Design Systems, Inc. All rights reserved worldwide. Cadence, the Cadence logo and the other Cadence marks found at www.cadence.com/go/trademarks are trademarks or registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.

This document includes forward-looking statements which are based on current expectations and preliminary assumptions that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, including, among others: (i) Cadence’s ability to compete successfully in the highly competitive industries in which it operates; (ii) the success of Cadence’s efforts to maintain and improve operational efficiency and growth; (iii) the mix of products and services sold, the timing of orders and deliveries and the ability to develop, install or deliver Cadence’s products or services; (iv) change in customer demands or supply constraints that could result in delays in purchases, development, installations or deliveries of Cadence's products or services, including those resulting from consolidation, restructurings and other operational efficiency improvements of Cadence’s customers; (v) economic and industry conditions, including that of the semiconductor and electronics industries, government regulations and trade restrictions; (vi) capital expenditure requirements, legislative or regulatory requirements, changes in tax laws, interest rates, currency exchange rate fluctuations, inflation rates and Cadence’s ability to access capital and debt markets; (vii) the acquisition of other companies or technologies or the failure to successfully integrate and operate them; (viii) events that affect cash flow, liquidity, or reserves, or settlement assumptions Cadence may take from time to time with respect to accounts receivable, taxes and tax examinations, litigation, regulatory or other matters; (ix) the effects of any litigation, regulatory or other proceedings to which Cadence is or may become a party; and (x) the duration, severity, volatility and effects of the COVID-19 pandemic and containment measures on Cadence, its employees, and its suppliers and customers, which may also have the effect of heightening the other risks described in this paragraph. In addition, the timing and amount of Cadence's repurchase of its common stock under the authorizations will be subject to business and market conditions, corporate and regulatory requirements, stock price, acquisition opportunities and other factors.
For a detailed discussion of these and other cautionary statements related to Cadence’s business, please refer to Cadence’s filings with the U.S. Securities and Exchange Commission, which include Cadence’s most recent reports on Form 10-K and Form 10-Q, including Cadence’s future filings.

GAAP to Non-GAAP Reconciliation

Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles, or GAAP. Investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results. Investors are also encouraged to look at the GAAP results as the best measure of financial performance.

To supplement Cadence’s financial results presented on a GAAP basis, Cadence management uses non-GAAP measures that it believes are helpful in understanding Cadence’s performance. One such measure is non-GAAP net income, which is a financial measure not calculated under GAAP. Non-GAAP net income is calculated by Cadence management by taking GAAP net income and excluding, as applicable, amortization of intangible assets, stock-based compensation expense, acquisition and integration-related costs including retention expenses, investment gains or losses, income or expenses related to Cadence’s non-qualified deferred compensation plan, restructuring, executive severance and other significant items not directly related to Cadence’s core business operations, and the income tax effect of non-GAAP pre-tax adjustments.

Cadence management uses non-GAAP net income because it excludes items that are generally not directly related to the performance of Cadence’s core business operations and therefore provides supplemental information to Cadence management and investors regarding the performance of the business operations, facilitates comparisons to the historical operating results and allows the review of Cadence's business from the same perspective as Cadence management, including forecasting and budgeting.
The following tables reconcile the specific items excluded from GAAP operating margin, GAAP net income and GAAP net income per diluted share in the calculation of non-GAAP operating margin, non-GAAP net income and non-GAAP net income per diluted share for the periods shown below:

Operating Margin Reconciliation	Three Months Ended
	January 1, 2022	January 2, 2021
	(unaudited)
GAAP operating margin as a percent of total revenue	25%	24%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Stock-based compensation expense	7%	8%
Amortization of acquired intangibles	2%	2%
Acquisition and integration-related costs	1%	1%
Restructuring	0%	1%
Non-qualified deferred compensation expenses	1%	1%
Non-GAAP operating margin as a percent of total revenue	36%	37%

Operating Margin Reconciliation	Years Ended
	January 1, 2022	January 2, 2021
	(unaudited)
GAAP operating margin as a percent of total revenue	26%	24%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Stock-based compensation expense	7%	7%
Amortization of acquired intangibles	2%	3%
Acquisition and integration-related costs	1%	1%
Restructuring	0%	0%
Non-qualified deferred compensation expenses	0%	0%
Special charges*	1%	0%
Non-GAAP operating margin as a percent of total revenue	37%	35%

*	Includes costs related to a voluntary retirement program in the second quarter of 2021.

Net Income Reconciliation	Three Months Ended
	January 1, 2022	January 2, 2021
(in thousands)	(unaudited)
Net income on a GAAP basis	$176,579	$173,738
Stock-based compensation expense	54,230	58,545
Amortization of acquired intangibles	16,781	17,168
Acquisition and integration-related costs	5,946	6,556
Restructuring	(80)	10,544
Non-qualified deferred compensation expenses	2,205	4,280
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(2,454)	(4,860)
Income tax effect of non-GAAP adjustments	(25,834)	(32,097)
Net income on a non-GAAP basis	$227,373	$233,874

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Net Income Reconciliation	Years Ended
	January 1, 2022	January 2, 2021
(in thousands)	(unaudited)
Net income on a GAAP basis	$695,955	$590,644
Stock-based compensation expense	210,090	197,268
Amortization of acquired intangibles	67,216	64,193
Acquisition and integration-related costs	22,413	22,580
Restructuring	(1,048)	9,215
Non-qualified deferred compensation expenses	6,163	4,881
Special charges*	26,832	394
Other income or expense related to investments and non-qualified deferred compensation plan assets**	(6,745)	(522)
Income tax effect of non-GAAP adjustments	(102,456)	(106,817)
Net income on a non-GAAP basis	$918,420	$781,836

*	Includes costs related to a voluntary retirement program in the second quarter of 2021.

**	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Diluted Net Income Per Share Reconciliation	Three Months Ended
	January 1, 2022	January 2, 2021
(in thousands, except per share data)	(unaudited)
Diluted net income per share on a GAAP basis	$0.63	$0.62
Stock-based compensation expense	0.20	0.21
Amortization of acquired intangibles	0.06	0.06
Acquisition and integration-related costs	0.02	0.02
Restructuring	—	0.04
Non-qualified deferred compensation expenses	0.01	0.01
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(0.01)	(0.02)
Income tax effect of non-GAAP adjustments	(0.09)	(0.11)
Diluted net income per share on a non-GAAP basis	$0.82	$0.83
Shares used in calculation of diluted net income per share	278,253	280,173

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Diluted Net Income Per Share Reconciliation	Years Ended
	January 1, 2022	January 2, 2021
(in thousands, except per share data)	(unaudited)
Diluted net income per share on a GAAP basis	$2.50	$2.11
Stock-based compensation expense	0.75	0.71
Amortization of acquired intangibles	0.24	0.23
Acquisition and integration-related costs	0.08	0.08
Restructuring	—	0.03
Non-qualified deferred compensation expenses	0.02	0.02
Special charges*	0.10	—
Other income or expense related to investments and non-qualified deferred compensation plan assets**	(0.03)	—
Income tax effect of non-GAAP adjustments	(0.37)	(0.38)
Diluted net income per share on a non-GAAP basis	$3.29	$2.80
Shares used in calculation of diluted net income per share	278,858	279,641

*	Includes costs related to a voluntary retirement program in the second quarter of 2021.

**	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the business outlook published in this press release. At the same time, Cadence will keep this press release, including the business outlook, publicly available on its website.
Prior to the start of the Quiet Period (described below), the public may continue to rely on the business outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.
Beginning March 18, 2022, Cadence will observe a Quiet Period during which the business outlook as provided in this press release and the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitute Cadence’s current expectations. During the Quiet Period, the business outlook in these documents should be considered historical, speaking as of prior to the Quiet Period only and not subject to any update by Cadence. During the Quiet Period, Cadence’s representatives will not comment on Cadence’s business outlook, financial results or expectations. The Quiet Period will extend until Cadence’s first quarter 2022 earnings release is published, which is currently scheduled for April 25, 2022.

For more information, please contact:
Cadence Investor Relations
408-944-7100
investor_relations@cadence.com
Cadence Newsroom
408-944-7039
newsroom@cadence.com

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
January 1, 2022 and January 2, 2021
(In thousands)
(Unaudited)

	January 1, 2022	January 2, 2021
Current assets:
Cash and cash equivalents	$1,088,940	$928,432
Receivables, net	337,596	338,487
Inventories	115,721	75,956
Prepaid expenses and other	173,512	135,712
Total current assets	1,715,769	1,478,587
Property, plant and equipment, net	305,911	311,125
Goodwill	928,358	782,087
Acquired intangibles, net	233,265	210,590
Deferred taxes	763,770	732,290
Other assets	439,226	436,106
Total assets	$4,386,299	$3,950,785
Current liabilities:
Accounts payable and accrued liabilities	$417,283	$349,951
Current portion of deferred revenue	553,942	446,857
Total current liabilities	971,225	796,808
Long-term liabilities:
Long-term portion of deferred revenue	101,148	107,064
Long-term debt	347,588	346,793
Other long-term liabilities	225,663	207,102
Total long-term liabilities	674,399	660,959
Stockholders’ equity	2,740,675	2,493,018
Total liabilities and stockholders’ equity	$4,386,299	$3,950,785

Cadence Design Systems, Inc.
Condensed Consolidated Income Statements
For the Three Months and Years Ended January 1, 2022 and January 2, 2021
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Years Ended
	January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021
Revenue:
Product and maintenance	$719,849	$723,233	$2,812,947	$2,536,617
Services	53,187	36,676	175,297	146,274
Total revenue	773,036	759,909	2,988,244	2,682,891
Costs and expenses:
Cost of product and maintenance	47,714	55,111	222,647	231,026
Cost of services	21,979	18,425	84,359	74,472
Marketing and sales	148,068	146,502	560,262	516,460
Research and development	288,953	290,309	1,134,277	1,033,732
General and administrative	65,743	49,264	189,018	154,425
Amortization of acquired intangibles	4,979	4,775	19,640	18,009
Restructuring	(80)	10,544	(1,048)	9,215
Total costs and expenses	577,356	574,930	2,209,155	2,037,339
Income from operations	195,680	184,979	779,089	645,552
Interest expense	(4,251)	(4,873)	(16,980)	(20,749)
Other income, net	2,625	6,083	6,326	7,945
Income before provision for income taxes	194,054	186,189	768,435	632,748
Provision for income taxes	17,475	12,451	72,480	42,104
Net income	$176,579	$173,738	$695,955	$590,644
Net income per share - basic	$0.65	$0.63	$2.54	$2.16
Net income per share - diluted	$0.63	$0.62	$2.50	$2.11
Weighted average common shares outstanding - basic	273,066	273,985	273,504	273,728
Weighted average common shares outstanding - diluted	278,253	280,173	278,858	279,641

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Years Ended January 1, 2022 and January 2, 2021
(In thousands)
(Unaudited)

	Years Ended
	January 1, 2022	January 2, 2021
Cash and cash equivalents at beginning of year	$928,432	$705,210
Cash flows from operating activities:
Net income	695,955	590,644
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	142,308	145,653
Amortization of debt discount and fees	1,219	1,053
Stock-based compensation	210,090	197,268
(Gain) loss on investments, net	(580)	4,954
Deferred income taxes	(43,178)	(26,117)
Provisions for losses on receivables	525	1,628
ROU asset amortization and change in operating lease liabilities	(11,606)	4,483
Other non-cash items	427	773
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	2,014	(25,934)
Inventories	(39,027)	(25,685)
Prepaid expenses and other	(34,342)	(31,167)
Other assets	(7,133)	(71,606)
Accounts payable and accrued liabilities	67,356	18,394
Deferred revenue	100,731	110,173
Other long-term liabilities	16,199	10,408
Net cash provided by operating activities	1,100,958	904,922
Cash flows from investing activities:
Proceeds from the sale of non-marketable investments	128	217
Purchases of property, plant and equipment	(65,298)	(94,813)
Purchases of intangible assets	(1,583)	—
Cash paid in business combinations, net of cash acquired	(226,201)	(197,562)
Net cash used for investing activities	(292,954)	(292,158)
Cash flows from financing activities:
Proceeds from revolving credit facility	—	350,000
Payment on revolving credit facility	—	(350,000)
Payment of debt issuance costs	(1,285)	—
Proceeds from issuance of common stock	87,772	74,803
Stock received for payment of employee taxes on vesting of restricted stock	(117,982)	(110,028)
Payments for repurchases of common stock	(612,297)	(380,064)
Net cash used for financing activities	(643,792)	(415,289)
Effect of exchange rate changes on cash and cash equivalents	(3,704)	25,747
Increase in cash and cash equivalents	160,508	223,222
Cash and cash equivalents at end of year	$1,088,940	$928,432

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2020					2021
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Americas	43%	44%	42%	41%	42%	46%	44%	46%	43%	45%
China	13%	12%	17%	17%	15%	12%	14%	13%	12%	13%
Other Asia	18%	19%	19%	18%	18%	18%	19%	18%	21%	19%
Europe, Middle East and Africa	19%	18%	16%	17%	18%	18%	17%	17%	18%	17%
Japan	7%	7%	6%	7%	7%	6%	6%	6%	6%	6%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Category (% of Total Revenue)

	2020					2021
PRODUCT CATEGORY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Custom IC Design and Simulation	25%	24%	24%	26%	25%	23%	23%	23%	24%	23%
Digital IC Design and Signoff	29%	28%	27%	31%	29%	27%	28%	29%	29%	29%
Functional Verification, including Emulation and Prototyping Hardware	23%	24%	23%	19%	22%	26%	25%	23%	21%	24%
IP	14%	14%	15%	13%	14%	14%	13%	14%	14%	13%
System Design and Analysis	9%	10%	11%	11%	10%	10%	11%	11%	12%	11%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Operating Margin
As of February 22, 2022
(Unaudited)

	Three Months Ending April 2, 2022	Year Ending December 31, 2022
	Forecast	Forecast
GAAP operating margin as a percent of total revenue	30% - 31%	27.5% - 29%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Stock-based compensation expense	7%	8%
Amortization of acquired intangibles	2%	2%
Acquisition and integration-related costs	1%	0%
Non-GAAP operating margin as a percent of total revenue†	40% - 41%	37.5% - 39%

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share
As of February 22, 2022
(Unaudited)

	Three Months Ending April 2, 2022	Year Ending December 31, 2022
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$0.70 to $0.74	$2.46 to $2.56
Stock-based compensation expense	0.22	0.97
Amortization of acquired intangibles	0.06	0.19
Acquisition and integration-related costs	0.01	0.03
Income tax effect of non-GAAP adjustments	0.01	0.05
Diluted net income per share on a non-GAAP basis†	$1.00 to $1.04	$3.70 to $3.80

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Net Income
As of February 22, 2022
(Unaudited)

	Three Months Ending April 2, 2022	Year Ending December 31, 2022
($ in millions)	Forecast	Forecast
Net income on a GAAP basis	$193 to $204	$685 to $713
Stock-based compensation expense	61	268
Amortization of acquired intangibles	17	52
Acquisition and integration-related costs	4	8
Income tax effect of non-GAAP adjustments	3	15
Net income on a non-GAAP basis†	$278 to $289	$1,028 to $1,056

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.